Exhibit 99.1

CytRx Reports First Quarter 2015 Financial Results

LOS ANGELES – May 1, 2015 – CytRx Corporation (CYTR), a biopharmaceutical research and development company specializing in oncology, today reported financial results for the three months ended March 31, 2015, and provided an overview of recent accomplishments and upcoming milestones for its clinical development programs.

“CytRx achieved several milestones in the early months of 2015, including the announcement of encouraging data from its clinical trial of aldoxorubicin in patients with soft tissue sarcoma, and positive interim data in glioblastoma (GBM) and Kaposi’s Sarcoma (KS),” said Steven A. Kriegsman, Chairman and CEO of CytRx.  “Aldoxorubicin has now been tested in over 300 patients with cancer and is currently being studied in six ongoing clinical trials across multiple cancer types with high unmet medical need.  We will continue to diligently execute our ongoing pivotal global Phase 3 trial in soft tissue sarcoma (STS), and we look forward to several development and clinical milestones in 2015, including further results from our two ongoing Phase 2 trials in GBM and KS, along with reaching enrollment targets in our Phase 2b small cell lung cancer (SCLC) trial and our two Phase 1b trials evaluating aldoxorubicin in combination with widely used anti-cancer drugs.  It is an exciting time at CytRx and we look forward to updating you as these events unfold.”

Mr. Kriegsman continued:  “On the corporate front, we also recently expanded our Board of Directors to include two new independent members who have unique backgrounds and deep understanding in their respective areas of expertise.  Both Dr. Anita Chawla and Eric Selter bring exceptional experience and valuable perspectives and they will be invaluable as we advance aldoxorubicin and prepare for future commercialization.  We are delighted to welcome them both to the CytRx leadership team.”

First Quarter 2015 and Recent Highlights

Strengthened the Leadership Team.  CytRx recently appointed two new independent members to its Board of Directors.  Effective April 30, 2015, Eric J. Selter, J.D. joined the Board and will serve as Chairman of the audit committee and as a member of the compensation committee.  Mr. Selter currently serves as an owner, Chief Operating Officer and Vice President at Morton Capital Management and brings over 33 years of finance and strategic business experience to the CytRx Board.  In March, the Company appointed Anita J. Chawla, PhD, to its Board of Directors, adding significant operational and commercial expertise.  Dr. Chawla brings over 25 years of experience as an economist in the health care industry to CytRx, with a proven track record helping pharmaceutical, biotechnology, medical device, and diagnostic companies achieve their product development and commercialization objectives.

Reported Overall Survival (OS) Results from its Global Phase 2b Clinical Trial of Aldoxorubicin in Soft Tissue Sarcoma (STS).  In January 2015, the Company announced encouraging OS results, the secondary endpoint, from its completed multicenter, randomized, open-label global Phase 2b clinical trial investigating the efficacy and safety of aldoxorubicin compared with doxorubicin as first-line therapy in subjects with metastatic, locally advanced or unresectable STS.  The OS results in 123 patients demonstrated that aldoxorubicin-treated patients demonstrated a 27% reduction in the risk of death compared to patients treated with doxorubicin (HR 0.73: 95% confidence interval 0.44-1.20), the current standard-of-care in this indication.  In addition, aldoxorubicin-treated patients demonstrated a 41% likelihood of surviving more than 2 years, a 2-fold increase, compared to a 20% probability for doxorubicin-treated patients.  Median overall survival was 16.0 months (95% confidence interval 13.1-not reached) for aldoxorubicin-treated patients versus 14.5 months (95% confidence interval 8.7-20.9) for doxorubicin treated patients (p=0.21). For treatment-naive patients, representing 90% of the patients in the clinical trial, median overall survival was 16.4 months (95% confidence interval 13.1-not reached) for aldoxorubicin-treated patients versus 14.6 months (95% confidence interval 8.7-20.1) for doxorubicin treated patients (p=0.18).

Reported Positive Interim Phase 2 Aldoxorubicin Results in Glioblastoma Multiforme (Brain Cancer).  In January, the Company announced positive interim results from its ongoing Phase 2 clinical trial evaluating aldoxorubicin for the treatment of unresectable glioblastoma multiforme (GBM), a deadly form of brain cancer.  Preliminary results in 12 patients show both prolonged stable disease and tumor shrinkage in several patients, including one patient who demonstrated no microscopic evidence of tumor when tissue was examined after resection, representing a complete pathological response.  These observations suggest that aldoxorubicin allows doxorubicin to cross the tumor's blood-brain barrier in humans. Preliminary safety results showed aldoxorubicin was well tolerated.

Reported Positive Interim Phase 2 Aldoxorubicin Results as a Treatment for HIV-Related Kaposi's Sarcoma (KS).  In January, the Company announced positive interim results from its ongoing Phase 2 clinical trial evaluating the safety and efficacy of aldoxorubicin for the treatment of Kaposi's Sarcoma (KS) in HIV-infected patients.  Efficacy results revealed that all patients (100%; n=9) exhibited a decrease in skin lesions and in the number of cancer cells expressing the KS virus DNA.  Of the 6 patients with lung tumors, 4 patients (66%) demonstrated either a partial or complete response, with no patients (0%) demonstrating progression.  Data thus far show that aldoxorubicin can be detected in all tumor biopsies 24 hours following drug administration. Preliminary safety results showed aldoxorubicin was well tolerated.

Upcoming Milestones

•
Complete enrollment in the ongoing pivotal global Phase 3 clinical trial of aldoxorubicin as a second-line treatment for STS in the first quarter of 2016, with PFS data announced in second half of 2016

•	Report further results from ongoing Phase 2 clinical trial of aldoxorubicin in patients with unresectable GBM

•	Report further results from ongoing Phase 2 clinical trial of aldoxorubicin for the treatment of KS in HIV-infected patients by year end-2015

•	Complete enrollment in the ongoing Phase 1b clinical trial with a combination of aldoxorubicin and ifosfamide/mesna as first-line treatment for advanced sarcomas in the second half of 2015

•	Complete enrollment in the ongoing Phase 1b clinical trial with a combination of aldoxorubicin and gemcitabine in metastatic solid tumors in the second half of 2015

•
Complete enrollment in the ongoing Phase 2b clinical trial of aldoxorubicin in relapsed/refractory small cell lung cancer in the first quarter of 2016, with PFS data expected by the second half  of 2016

•
Announce 1-2 new oncology pipeline drug candidates, which utilize novel linker technologies that couple chemotherapeutic agents and proteins either inside the body or externally, and then concentrate drug in tumors, in 2015 or early 2016

First Quarter 2015 Financial Results

CytRx reported cash, cash equivalents and short-term investments of $65.2 million as of March 31, 2015.

Net loss for the quarter ended March 31, 2015 was $17.5 million, or $0.31 per share, compared with a net gain of $4.7 million, or $0.09 per share, for the quarter ended March 31, 2014.  During the first quarter of 2015, the Company recognized a non-cash loss of $1.9 million, compared to a non-cash gain of $14.7 million for the three-month period ended March 31, 2014 on the valuation of warrant derivative liabilities related to warrants issued in August 2011 and July 2009 (now expired). The Company did not recognize revenues for the first quarters of 2015 or 2014.

Research and development (R&D) expenses were $12.6 million for the first quarter of 2015, and included development expenses of $10.8 million for the aldoxorubicin program.  R&D expenses were $7.0 million for the first quarter of 2014.

General and administrative (G&A) expenses were $3.1 million for the first quarter of 2015, compared with $3.1 million for the first quarter of 2014.

About Soft Tissue Sarcoma

Soft tissue sarcoma is a cancer occurring in muscle, fat, blood vessels, tendons, fibrous tissues and connective tissue, and can arise anywhere in the body at any age. According to the American Cancer Society, there are approximately 50 types of soft tissue sarcomas. In 2013 more than 11,400 new cases were diagnosed in the U.S. and approximately 4,400 Americans died from this disease. In addition, approximately 40,000 new cases and 13,000 deaths in the U.S. and Europe are part of a growing underserved market.

About SCLC

An estimated 1.6 million new cases of lung cancer are diagnosed worldwide each year.  In the Western world, approximately 13-15% of cases are SCLC, a deadly form of lung cancer associated with tobacco use.  The five year survival rate is less than 7%, in part because an estimated 70% of patients have extensive disease at diagnosis.  According to the National Cancer Institute, more than 30,000 new cases will be diagnosed in the USA in 2014.  The estimated 2014 SCLC incidences for Europe and Asia are over 58,000 and 136,000, respectively.

About Glioblastoma Multiforme

Glioblastoma is the most common and most malignant primary brain tumor in adults and afflicts more than 12,000 new patients in the U.S. annually.  Despite surgical resection, radiotherapy and chemotherapy, the median survival after diagnosis is approximately 14 months.  Limited efficacy of chemotherapeutic agents has been attributed to several contributing factors including insufficient drug delivery to the tumor site through the blood-brain barrier.

About Kaposi’s Sarcoma

Kaposi sarcoma is a cancer that causes lesions (abnormal tissue) to grow in the skin; the mucous membranes lining the mouth, nose, and throat; lymph nodes; or other organs. The lesions are usually purple and are made of cancer cells, new blood vessels, red blood cells, and white blood cells. Kaposi sarcoma is different from other cancers in that lesions may begin in more than one place in the body at the same time. KS remains the most common HIV-associated tumor worldwide. The condition is also endemic in certain parts of Central Africa and Central and Eastern Europe.

About Aldoxorubicin

The widely used chemotherapeutic agent doxorubicin is delivered systemically and is highly toxic, which limits its dose to a level below its maximum therapeutic benefit. Doxorubicin also is associated with many side effects, especially the potential for damage to heart muscle at cumulative doses greater than 450 mg/m2. Aldoxorubicin combines doxorubicin with a novel single-molecule linker that binds directly and specifically to circulating albumin, the most plentiful protein in the bloodstream. Protein-hungry tumors concentrate albumin, thus increasing the delivery of the linker molecule with the attached doxorubicin to tumor sites. In the acidic environment of the tumor, but not the neutral environment of healthy tissues, doxorubicin is released. This allows for greater doses (3 ½ to 4 times) of doxorubicin to be administered while reducing its toxic side effects. In studies thus far there has been no evidence of clinically significant effects of aldoxorubicin on heart muscle, even at cumulative doses of drug well in excess of 2,000 mg/m2.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology.  CytRx currently is focused on the clinical development of aldoxorubicin (formerly known as INNO-206), its improved version of the widely used chemotherapeutic agent doxorubicin. CytRx has initiated under a special protocol assessment a pivotal Phase 3 global trial with aldoxorubicin as a therapy for patients with soft tissue sarcomas whose tumors have progressed following treatment with chemotherapy, and has announced that it has received approval from the FDA to continue dosing patients with aldoxorubicin until disease progression in that clinical trial. CytRx is currently evaluating aldoxorubicin in a global Phase 2b clinical trial in small cell lung cancer, a Phase 2 clinical trial in HIV-related Kaposi's sarcoma, a Phase 2 clinical trial in patients with late-stage glioblastoma (brain cancer), a Phase 1b trial in combination with ifosfamide in patients with soft tissue sarcoma, and a Phase 1b trial in combination with gemcitabine in subjects with metastatic solid tumors. CytRx has completed a global Phase 2b clinical trial with aldoxorubicin as a first-line therapy for soft tissue sarcomas, a Phase 1b/2 clinical trial primarily in the same indication, a Phase 1b clinical trial of aldoxorubicin in combination with doxorubicin in patients with advanced solid tumors and a Phase 1b pharmacokinetics clinical trial in patients with metastatic solid tumors. CytRx plans to expand its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, based on novel linker technologies that can be utilized with multiple chemotherapeutic agents and may allow for greater concentration of drug at tumor sites.  For more information about CytRx Corporation, visit www.cytrx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome, timing and results of CytRx's clinical trials, the timing or FDA approval of projected commercial sales of aldoxorubicin, the risk that any future human testing of aldoxorubicin might not produce results similar to those seen in past human or animal testing, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 3 clinical development of aldoxorubicin, risks related to lawsuits that have been brought against the Company and its officers and/or directors for alleged violations of the securities laws, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Argot Partners
Michelle Carroll
212.600.1902
michelle@argotpartners.com

Legend Securities
John Columbia
800-385-5790 ext. 164
718-233-2677 (Direct)
jcolumbia@legendsecurities.com

Media:
Argot Partners
Eliza Schleifstein
973.361.1546
eliza@argotpartners.com

Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
310-826-5648, x304
dhaen@cytrx.com

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CYTRX CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$28,052,543	$32,218,905
Short-term investments	37,101,506	45,621,593
Receivables	5,153,127	2,019,293
Interest receivable	76,254	104,627
Prepaid expenses and other current assets	930,277	3,250,355
Total current assets	71,313,707	83,214,773
Equipment and furnishings, net	949,305	970,873
Goodwill	183,780	183,780
Other assets	1,319,505	1,323,156
Total assets	$73,766,297	$85,692,582
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities: Accounts payable	$4,637,623	$6,655,962
Accrued expenses and other current liabilities	10,354,489	5,994,072
Warrant liability	7,002,379	5,131,085
Total current liabilities	21,994,491	17,781,119

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 55,921,986 shares issued and outstanding at March 31, 2015 and December 31, 2014	55,924	55,924
Additional paid-in capital	378,360,877	376,975,984
Treasury stock, at cost (199,275 shares at March 31, 2015 and December 31, 2014)	(2,612,861)	(2,612,861)
Accumulated deficit	(324,032,134)	(306,507,584)
Total stockholders’ equity	51,771,806	67,911,463
Total liabilities and stockholders’ equity	$73,766,297	$85,692,582

CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
License revenue	$—	$—

Expenses:
Research and development	12,563,745	6,987,848
General and administrative	3,130,232	3,131,074
	15,693,977	10,118,922

Loss before other income (loss)	(15,693,977)	(10,118,922)

Other income (loss):
Interest income	56,574	70,638
Other income (loss), net	(15,853)	9,898
Gain (loss) on warrant derivative liability	(1,871,294)	14,702,904

Net income (loss)	$(17,524,550)	$4,664,518

Basic net income (loss) per share	$(0.31)	$0.09

Basic weighted-average shares outstanding	55,722,710	50,314,719

Diluted net income (loss) per share	$(0.31)	$0.08

Diluted weighted-average shares outstanding	55,722,710	55,727,056